Exhibit 99.1

Growth Conference February 23, 2005

Investment Thesis "Institutional Grade" company Management-Shareholder alignment Leading positions in world markets Strong upside operating leverage

Forward-Looking Statements The information provided at the conference today will include forward-looking statements relating to our sales, operating income, operating income per share, net income, net income per share, our worldwide markets and our growth in relation to end markets we serve. These statements should be used with caution. They are subject to various risks and uncertainties, many of which are outside of Hawk's control. We do not assume any obligation to update these forward-looking statements.

Key Investor Highlights Design, manufacture and market highly engineered products, principally made from powder metals Friction Products Powder Metal Components Engineer, manufacture and market premium branded clutch, transmissions and driveline systems for the performance racing market 80% of sales derived to applications that are sole-sourced to wide variety of diversified end-markets 30% of sales generated from stable aftermarket Technology leader in global niche markets

2004 Highlights Sales of $241.2 million set record All segments reported double digit increases Operating income up 58.7% to $17.3 million Revenues from new product introductions exceed $15.0 million Friction China facility shipments rapidly increasing New long-term financing in place Construction of Oklahoma Facility near completion 4th qtr production and shipments On track for full production in 2005

HPCG Pioneer In PM Industry 1925 1950 1960 1970 1998 1999 1989 2000 Acquisition and Growth Phase HPCG Technology Initiatives 2001 Model T Clutch Disc Aerospace Brake Pads Hawk IPO Hawk Racing Group Heavy Equipment Brake/Transmission - Cat - Deere - Case MIM Technology Acquisition and Growth Phase Hawk China Hawk Corp. Formed 3/14/1989 2004 2005 WPG Oklahoma

Trends and Market Position Industry growth trends and positions Leading position in friction technology enabling expanded market share and new customer opportunities Globalized manufacturing and distribution Precision component (PM and MIM) market share gains and global expansion Leader in new PM technology initiatives - Density/ High compaction

Business Strategies Product innovation and R&D Friction - Technology improvements offering longer life, better friction qualities, lighter weight Powder Metal - Technology trends to strength, dimensional control and complex shapes Global manufacturing strategies Follow customer relationships - Europe, China Advantages of lower cost manufacturing locations Worldwide supply sourcing from Singapore office Strengthen world-wide aftermarket sales channels

Established Global Presence Canada Argentina North Carolina Chigisaki, Japan Ohio (6) Illinois (2) Indiana Pennsylvania (2) Italy Suzhou, China (2) Georgia Oklahoma Over 2,500 customers around the world Singapore

HAWK Customers

Market recovery and NPI's drive sales increase... 2003 2004 Q1 54.7 60 Q2 52.2 63 Q3 48.2 59 Q4 47.5 60 Quarterly Sales ($M) Sales increased 19.1% in 2004

....resulting in operating income leverage 2003 2004 Q1 3.7 5.9 Q2 4.5 6.2 Q3 3.5 4.2 Q4 -0.8 0.9 Quarterly Operating Income ($M) Operating income increased 58.7% in 2004

Wellman Products Group Friction materials used in brakes, clutches and transmissions Products Markets Friction Materials Truck Components/Assemblies Aerospace Construction Agriculture Recreation and performance automotive Military Worldwide leader providing engineered solutions for original equipment manufacturers in over 50 countries.

WPG Market Position ($ in Millions) Market Size 2004 Hawk Sales Competition Customers Off-Highway $300 $80.2 Raytech Dynax Borg-Worner Caterpillar Deere Dana ZF Allison Aircraft $75 $24.0 Honeywell Goodrich ABS Parker Hannifin On-Highway $170 $21.1 Miba Eaton Sachs ZF Specialty $180 $22.9 Miba Carbonne Toshiba Hayes/Harley TRW (Military Humvee) Bombardier Arctic Cat Pep Boys

Hawk Precision Components Conversioneering TM of components for pumps, motors, transmissions, brakes and other engineered products Products Markets Powder metal components Lawn and garden Metal injection molded (MIM) powder metal components Fluid Power Agricultural Truck Appliance Telecom Leading supplier of net shape precision components for industrial applications

HPCG Market Position ($ in Millions) Market Size 2004 Hawk Sales Competition Customers Industrial PM $1,500 $64.0 Burgess Norton GKN Keystone Hydro-Gear Parker Hannifin MTD Stihl Eaton Automotive PM $3,500 $12.3 GKN Stackpole Autoliv Deuer Second tier suppliers Metal Injection Molding $150 $2.3 Phillips Thermat AFT Parmatech Filtronic (Nokia) Rigid Tool Hydro-Gear Eaton Snap-On

Hawk Racing Gears, bearings, driveshafts, bellhousings and starters Products Markets Gear boxes, Transmissions & Clutches Motorsport - NASCAR, IRL, ASA, SCCA and street Manufacturer of high performance clutch and drive train components for motorsport applications

Segment Revenues 2004 Sales 2nd Qtr 3rd Qtr 4th Qtr Friction 148.2 27.4 90 20.4 Precision Components 78.6 38.6 34.6 31.6 Racing 14.3 46.9 45 43.9

Revenues by Market 2004 Sales Aerospace 24 Truck 23.1 Construction 55.4 Specialty Friction 16.1 Lawn & Garden 17.6 Agriculture 25.3 Pump & Motor 16.4 Hawk Performance 7 Hawk Racing 14.3 Appliance 6.7 Automotive 12.3 Other 23

Across the board market improvements... 2002 2003 2004 2005 est Construction 6.2% 36.4% +40.8% +20.0% Truck 6.5% -1.3% +26.0% +17.0% Aerospace -16.0% 2.5% +6.8% +2.0% Agriculture 41.6% 42.2% +20.4% -2.0% Perform. Brake 6.3% 15.5% +45.4% +30.0% Pump & Motor 13.8% 13.8 +22.8% +20.0%

....Lead to improved operating results

New Financing New Long-term financing completed 4th quarter 2004 $110.0 million Senior Unsecured Notes Interest rate 8.75% Due November 2014; 10 year term $30.0 million Bank Credit Facility Rate - Libor +175 bps; Prime Secured only by receivables and inventory Provides ample liquidity and flexibility for continued growth

Corporate Strengths Top tier supplier in all of our end markets Balanced business mix Strong global customer relationships Growing aftermarket revenue base Proven cash flow management capability Long-term financing package in place

Business Strategies New product innovation Carbon composite friction material High density powder metal components Focus on high margin opportunities Expand direct aftermarket sale opportunities Leading-edge technologies Cost reduction initiatives Expanding global presence

2005 Strategic Initiatives Sales growth Faster than our overall markets New product introductions Continued market share gains Aftermarket penetration Leverage the operations Resource allocation Technology introductions Customer alignment Operational excellence Lean manufacturing/Six Sigma Cost reductions

2005 Guidance Full year sales expected to increase 10% to 12% in 2005 compared to 2004 First quarter 2005 sales expected to increase 13% to 15% compared to the first quarter of 2004 Income from operations in 2005 expected to increase 7% to 9% from 2004 levels First quarter 2005 income from operations expected to increase 5% to 7% compared to the first quarter of 2004 Full year EPS expected to be in the range of $.35 to $.40 Includes $.30 to $.33 charge for the Oklahoma relocation project